Exhibit 99.1

Countercyclical Capital and Recurring Revenues

Drive Walker & Dunlop Q3 Performance

THIRD QUARTER 2022 HIGHLIGHTS

●	Total transaction volume of $16.9 billion, down 8% from Q3’21
●	Total revenues of $315.6 million, down 9% from Q3’21
●	Net income of $46.8 million and diluted earnings per share of $1.40, down 35% and 37%, respectively, from Q3’21
●	Adjusted EBITDA[1] of $75.0 million, up 4% from Q3’21
●	Servicing portfolio of $120.8 billion at September 30, 2022 up 6% from September 30, 2021
●	Declared quarterly dividend of $0.60 per share for the fourth quarter

YEAR-TO-DATE 2022 HIGHLIGHTS

●	Total transaction volume of $52.1 billion, up 27% from 2021
●	Total revenues of $975.9 million, up 15% from 2021
●	Net income of $172.3 million and diluted earnings per share of $5.13, down 7% and 10%, respectively, from 2021
●	Adjusted EBITDA[1] of $232.5 million, up 16% from 2021

BETHESDA, MD – November 9, 2022 – Walker & Dunlop, Inc. (NYSE: WD) (the “Company” or “W&D”) reported total revenues of $315.6 million for the third quarter of 2022, a decrease of 9% year over year. Third quarter total transaction volume was $16.9 billion, down 8% year over year. Net income for the third quarter of 2022 was $46.8 million or $1.40 per diluted share, down 35% and 37%, respectively, from the third quarter of 2021. Total revenues, net income, and diluted earnings per share were significantly impacted by a year-over-year decrease in non-cash MSR income due to spread compression on our Fannie Mae lending. Third quarter 2022 adjusted EBITDA1 was $75.0 million, up 4% over the same period in 2021, driven by the growth in cash revenues from our services businesses. The Company’s Board of Directors declared a dividend of $0.60 per share for the fourth quarter of 2022.

"W&D delivered exceptional service to our clients during a very challenging third quarter, and in the process, closed $17 billion of total transaction volume, down only 8% from last year,” commented Walker & Dunlop Chairman and CEO Willy Walker. "Our deep lending partnerships with Fannie Mae, Freddie Mac, and HUD provide counter-cyclical capital to the markets, and our year-to-date market share with Fannie Mae is 17%, up from 14% last year. Similar to the Great Financial Crisis and 2020 Pandemic, Walker & Dunlop’s focus on the multifamily market, exceptional credit track-record, access to counter-cyclical capital, and overall size and cost efficiency position us extremely well to gain share and grow in 2023.”

Mr. Walker continued, "Our business generates strong cash flows in up and down markets thanks to our Agency lending and the recurring revenues from our $138 billion servicing and asset management businesses. As a result, while total revenues and earnings were down on the quarter due to lower non-cash mortgage servicing rights, adjusted EBITDA was up 4% to $75 million."

”The current economic outlook is uncertain. Yet we are confident in achieving our five-year, Drive to '25 business plan. Our people, brand and technology lead the market, and our recent investments in Alliant, Zelman, small balance lending, and appraisals add fast growing, technologically-enabled businesses to W&D. We are well positioned to adjust to current market disruptions, and come out faster and better than the competition – like we have done before."

Third quarter 2022 Earnings Release

CONSOLIDATED THIRD QUARTER 2022 OPERATING RESULTS

TRANSACTION VOLUMES
(dollars in thousands)	Q3 2022	Q3 2021	$ Variance	% Variance
Fannie Mae	$3,038,788	$3,271,765	$(232,977)	(7)%
Freddie Mac	1,885,492	2,591,906	(706,414)	(27)
Ginnie Mae - HUD	338,054	522,093	(184,039)	(35)
Brokered (2)	6,601,244	6,402,862	198,382	3
Principal Lending and Investing (3)	62,015	472,142	(410,127)	(87)
Debt financing volume	$11,925,593	$13,260,768	$(1,335,175)	(10)%
Property sales volume	4,993,615	5,230,093	(236,478)	(5)
Total transaction volume	$16,919,208	$18,490,861	$(1,571,653)	(8)%

Discussion of Results:

●	Total debt financing volume remained strong at $11.9 billion in the third quarter of 2022, despite a 10% decline from the third quarter of 2021. The decrease was driven by a 16% decline in GSE financing volume, primarily with Freddie Mac, whose overall market volumes also decreased 17% in the third quarter of 2022 from the prior year period. Fannie Mae volume decreased 7% in the third quarter of 2022; however, our Fannie Mae year-to-date market share remained strong at 17%, which reflects our leadership position in the multifamily financing market.
●	The decrease in HUD debt financing volumes was due to continued high levels of inflation and a dramatically increasing interest-rate environment during the quarter, which made HUD’s construction and streamlined refinancing products less favorable sources of financing for our multifamily properties.
●	The increase in brokered volume in the third quarter of 2022 reflects our team’s ability to meet our clients’ broad range of capital needs and the impact of our investments in people, brand and technology during challenging market conditions.
●	The decrease in principal lending and investing volume, which includes interim loans, originations for WDIP separate accounts, and interim lending for our joint venture, was a result of the shifting credit market outlook in a volatile interest rate environment that led to a more conservative approach to bridge lending during the quarter.
●	Property sales volume decreased only 5% in the third quarter of 2022, despite a 17% year-over-year decline in market-wide multifamily property sales volume according to Real Capital Analytics. The strength of our brand and platform allowed our team to retain market share in the third quarter of 2022.

MANAGED PORTFOLIO
(dollars in thousands, unless otherwise noted)	Q3 2022	Q3 2021	$ Variance	% Variance
Fannie Mae	$58,426,446	$52,317,953	$6,108,493	12%
Freddie Mac	37,241,471	38,039,014	(797,543)	(2)
Ginnie Mae - HUD	9,634,111	9,894,893	(260,782)	(3)
Brokered	15,224,581	13,429,801	1,794,780	13
Principal Lending and Investing	251,815	238,713	13,102	5
Total Servicing Portfolio	$120,778,424	$113,920,374	$6,858,050	6%
Assets under management	17,017,355	2,309,332	14,708,023	637
Total Managed Portfolio	$137,795,779	$116,229,706	$21,566,073	19%
Custodial escrow account balance at period end (in billions)	$3.1	$3.0
Weighted-average servicing fee rate (basis points)	24.7	24.6
Weighted-average remaining servicing portfolio term (years)	8.9	9.2

Discussion of Results:

Third quarter 2022 Earnings Release

●	Our servicing portfolio continues to expand as a result of the strong Fannie Mae and brokered debt financing volumes over the past 12 months, partially offset by payoffs of loans.
●	During the third quarter of 2022, we added $1.8 billion of net loans to our servicing portfolio, and over the past 12 months, we added $6.9 billion of net loans to our servicing portfolio, 89% of which were Fannie Mae loans.
●	$6.2 billion of Agency loans in our servicing portfolio are scheduled to mature over the next two years. These loans, with a relatively low weighted-average servicing fee of 17.1 basis points, represent only 5% of the total portfolio.
●	The mortgage servicing rights (“MSRs”) associated with our servicing portfolio had a fair value of $1.3 billion as of September 30, 2022, compared to $1.2 billion as of September 30, 2021. We added net MSRs from originations of $37.9 million over the past 12 months, despite a decline of $11.0 million from the last quarter.
●	Assets under management (“AUM”) as of September 30, 2022 consisted of $14.7 billion of Affordable funds, $1.4 billion of commercial real estate loans and funds, and $0.9 billion of loans in our interim lending joint venture. The year-over-year increase in AUM is driven by the acquisition of Alliant in the fourth quarter of 2021 that added $14.3 billion of Affordable assets under management upon closing.

KEY PERFORMANCE METRICS
(dollars in thousands, except per share amounts)	Q3 2022	Q3 2021	$ Variance	% Variance
Walker & Dunlop net income	$46,833	$71,721	$(24,888)	(35)%
Adjusted EBITDA	74,990	72,430	2,560	4
Diluted EPS	$1.40	$2.21	$(0.81)	(37)%
Operating margin	17%	27%
Return on equity	11	22
Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	50%	49%
Other operating expenses	11	7

Discussion of Results:

●	The decrease in Walker & Dunlop net income was the result of a 43% decrease in income from operations, primarily due to compressed servicing fees on new debt financing volume and an associated decline in non-cash revenues. This decrease was partially offset by a 67% decrease in income tax expense primarily due to (i) the decrease in income from operations and (ii) a one-time benefit to tax expense related to our corporate restructuring and repatriation of intellectual property acquired from GeoPhy earlier this year, which reduced our tax expense by $6.3 million, partially offset by lower realizable excess tax benefits in the current year due to a lower vesting price.
●	The increase in adjusted EBITDA was the result of Alliant asset management fees and other revenues due to the acquisition of Alliant in the fourth quarter of 2021, a substantial increase in escrow earnings, higher servicing fees, and lower variable compensation expense. These benefits to adjusted EBITDA were partially offset by decreases in loan origination fees and property sales broker fees and an increase in other operating expenses.
●	Operating margin decreased due to the aforementioned decrease in income from operations.
●	Return on equity declined due to a 22% increase in stockholders’ equity over the past year combined with the 35% decrease in net income.
●	Other operating expenses as a percentage of total revenues increased due to (i) our overall growth in the past year, which included additional expenses from acquired subsidiaries and increases in travel and entertainment costs year over year, as those costs have resumed to pre-pandemic levels in 2022 and (ii) the decrease in total revenues.

Third quarter 2022 Earnings Release

KEY CREDIT METRICS
(dollars in thousands)	Q3 2022	Q3 2021	$ Variance	% Variance
At-risk servicing portfolio (7)	$53,430,615	$48,209,532	$5,221,083	11%
Maximum exposure to at-risk portfolio (8)	10,826,654	9,784,054	1,042,600	11
Defaulted loans	$78,203	$48,481	$29,722	61%
Key credit metrics (as a percentage of the at-risk portfolio):
Defaulted loans	0.15%	0.10%
Allowance for risk-sharing	0.09	0.13
Key credit metrics (as a percentage of maximum exposure):
Allowance for risk-sharing	0.46%	0.63%

Discussion of Results:

●	Our at-risk servicing portfolio, which is comprised of loans subject to a defined risk-sharing formula, increased due to the significant level of Fannie Mae loans added to the portfolio during the past 12 months. As of September 30, 2022, there were two defaulted loans that were provisioned for in 2019 and one loan that was provisioned for in 2021. The two properties that defaulted in 2019 have been foreclosed on and final settlement of any losses will occur in the future upon disposition of the assets by Fannie Mae. The at-risk servicing portfolio continues to exhibit strong credit quality, with very low levels of delinquencies and strong operating performance of the underlying properties in the portfolio.
●	The on-balance sheet interim loan portfolio, which is comprised of loans for which we have full risk of loss, was $251.8 million as of September 30, 2022 compared to $238.7 million as of September 30, 2021. There was one defaulted loan in our interim loan portfolio as of September 30, 2022, which was provisioned for in the third quarter of 2020. All other loans in the on-balance sheet interim loan portfolio are current and performing as of September 30, 2022. The interim loan joint venture holds $0.9 billion of loans as of September 30, 2022, compared to $0.9 billion as of September 30, 2021. We share in a small portion of the risk of loss, and as of September 30, 2022, all loans in the interim loan joint venture are current and performing.

Third quarter 2022 Earnings Release

THIRD QUARTER 2022 - FINANCIAL RESULTS BY SEGMENT

FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	Q3 2022	Q3 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$89,752	$121,133	$(31,381)	(26)%
Fair value of expected net cash flows from servicing, net ("MSR income")	55,291	89,482	(34,191)	(38)
Property sales broker fees	30,308	33,677	(3,369)	(10)
Net warehouse interest income, LHFS	2,178	3,723	(1,545)	(41)
Other revenues	5,845	3,026	2,819	93
Total revenues	$183,374	$251,041	$(67,667)	(27)%
Personnel	$125,980	$139,890	$(13,910)	(10)%
Amortization and depreciation	952	17	935	5,500
Other operating expenses	6,063	4,628	1,435	31
Total expenses	$132,995	$144,535	$(11,540)	(8)%
Income from operations	$50,379	$106,506	$(56,127)	(53)%
Income tax expense	12,751	25,660	(12,909)	(50)
Walker & Dunlop net income	$37,628	$80,846	$(43,218)	(53)%
Key revenue metrics (as a percentage of debt financing volume):
Origination fee margin (4)	0.76%	0.95%
MSR margin (5)	0.47	0.70
Agency MSR margin (6)	1.05	1.40
Key performance metrics:
Operating margin	27%	42%
Adjusted EBITDA	$119	$21,288	$(21,169)	(99)%

Capital Markets - Discussion of Quarterly Results:

The Capital Markets segment includes our Agency lending, debt brokerage, property sales, and appraisal and valuation services.

●	The decrease in loan origination and debt brokerage fees, net (“origination fees”) was the result of the decrease in our origination fee margin and overall debt financing volume. The decline in the origination fee margin was largely due to the significant decline in our Agency debt financing volume, particularly with HUD, which is typically our most profitable product.
●	The decrease in MSR income is attributable to the decrease in our Agency MSR margins and a decrease in overall debt financing volume. The decline in the Agency MSR margin was primarily related to the declines in our HUD and Fannie Mae volumes, and a large decline in the weighted-average servicing fee on our Fannie Mae loans, as spreads tightened due to interest rates increasing dramatically in the third quarter. The decrease in the MSR margin was driven by the decrease in the Agency MSR margin, as we saw an increase in our brokered debt financing volume as a percentage of overall debt financing volume.
●	The decrease in property sales broker fees was driven by the 5% decrease in property sales volume year over year, and a decrease in the profitability of our property sales.
●	The increase in other revenues was primarily due to an increase in appraisal revenues due to consolidating Apprise after our acquisition of GeoPhy in Q1 2022. The operating results for the third quarter of 2022 include appraisal revenue, while the operating results for the third quarter of 2021 do not, as we accounted for our investment in Apprise under the equity method in 2021.

Third quarter 2022 Earnings Release

●	The decrease in personnel expense was primarily a result of the decrease in commissions expense due to the decrease in property sales broker fees and origination fees. This decrease was partially offset by an increase in salaries and benefits costs due to (i) acquisitions and hiring initiatives and (ii) consolidating Apprise after our acquisition of GeoPhy. The operating results for the third quarter of 2022 include compensation costs for Apprise, while the operating results for third quarter of 2021 do not as we accounted for our investment in Apprise under the equity method in 2021.
●	Other operating expenses increased due to an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic in the third quarter of 2021.

FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	Q3 2022	Q3 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$1,106	$2,109	$(1,003)	(48)%
Servicing fees	75,975	70,628	5,347	8
Investment management fees	16,301	2,564	13,737	536
Net warehouse interest income, LHFI	1,802	1,860	(58)	(3)
Escrow earnings and other interest income	17,760	1,945	15,815	813
Other revenues	21,544	16,724	4,820	29
Total revenues	$134,488	$95,830	$38,658	40%
Personnel	$21,676	$10,446	$11,230	108%
Amortization and depreciation	57,239	52,388	4,851	9
Provision (benefit) for credit losses	1,218	1,266	(48)	(4)
Other operating expenses	6,043	3,199	2,844	89
Total expenses	$86,176	$67,299	$18,877	28%
Income from operations	$48,312	$28,531	$19,781	69%
Income tax expense	12,110	7,040	5,070	72
Net income before noncontrolling interests	$36,202	$21,491	$14,711	68%
Less: net income (loss) from noncontrolling interests	(174)	69	(243)	N/A
Walker & Dunlop net income	$36,376	$21,422	$14,954	70%
Key performance metrics:
Operating margin	36%	30%
Adjusted EBITDA	$107,517	$82,810	$24,707	30%

Servicing & Asset Management - Discussion of Quarterly Results:

The Servicing & Asset Management segment includes loan servicing, principal lending and investing, management of third-party capital invested in tax credit equity funds focused on the affordable housing sector and other commercial real estate, and real estate-related investment banking and advisory services, including housing market research.

●	The $6.9 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, combined with the slight increase in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees increased principally due to the added fees from Alliant, with no comparable activity in the prior year period as this acquisition of Alliant occurred in the fourth quarter of 2021.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to substantially higher short-term interest rates, partially offset by a smaller average escrow balance.
●	Other revenues increased as a result of an increase in revenues from our LIHTC operations, partially offset by a decrease in prepayment fees.
●	Personnel expense increased year over year principally as a result of higher salaries, benefits, and bonus costs due to the acquisition of Alliant.

Third quarter 2022 Earnings Release

●	Amortization and depreciation increased as a result of the growth in the average balance of MSRs outstanding year over year and an increase in amortization of intangible assets from the Alliant acquisition.
●	The increase in other operating expenses was largely attributable to increases in professional fees and other operating expenses due to the Alliant acquisition.

FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	Q3 2022	Q3 2021	$ Variance	% Variance
Escrow earnings and other interest income	$369	$87	$282	324%
Other revenues	(2,620)	(668)	(1,952)	292
Total revenues	$(2,251)	$(581)	$(1,670)	287%
Personnel	$9,403	$19,845	$(10,442)	(53)%
Amortization and depreciation	1,655	1,093	562	51
Interest expense on corporate debt	9,306	1,766	7,540	427
Other operating expenses	21,885	17,009	4,876	29
Total expenses	$42,249	$39,713	$2,536	6%
Income from operations	$(44,500)	$(40,294)	$(4,206)	10%
Income tax expense	(17,329)	(9,747)	(7,582)	78
Walker & Dunlop net income	$(27,171)	$(30,547)	$3,376	(11)%
Key performance metric:
Adjusted EBITDA	$(32,646)	$(31,668)	$(978)	3%

Corporate - Discussion of Quarterly Results:

●	Personnel expense decreased primarily due to a decrease in performance-based variable compensation as costs for both subjective bonus and performance stock plans decreased substantially compared to the prior year period.
●	The significant increase in interest expense on corporate debt is primarily the result of our debt refinancing in the fourth quarter of 2021. The new term loan carries a floating interest rate and the principal balance increased significantly from $292 million to $600 million. We also incurred additional interest expense related to a fixed-rate note payable assumed in the acquisition of Alliant in the fourth quarter of 2021.
●	Other operating expenses increased in the third quarter primarily due to: (i) office expenses related to our recent acquisitions and overall growth; and (ii) an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic in the third quarter of 2021.

Third quarter 2022 Earnings Release

CONSOLIDATED YEAR-TO-DATE 2022 OPERATING RESULTS

YEAR-TO-DATE OPERATING RESULTS AND KEY PERFORMANCE METRICS
(dollars in thousands)	YTD Q3 2022	YTD Q3 2021	$ Variance	% Variance
Debt financing volume	$35,711,568	$31,096,071	$4,615,497	15%
Property sales volume	16,417,367	9,967,385	6,449,982	65
Total transaction volume	$52,128,935	$41,063,456	$11,065,479	27%
Total revenues	975,903	851,989	123,914	15
Total expenses	758,112	609,778	148,334	24
Walker & Dunlop net income	$172,328	$185,831	$(13,503)	(7)%
Adjusted EBITDA	232,470	199,611	32,859	16
Diluted EPS	$5.13	$5.73	$(0.60)	(10)%
Operating margin	22%	28%
Return on equity	14	20

Discussion of Results:

●	The increase in total transaction volume was primarily driven by a 33% increase in Fannie Mae debt financing volume, a 27% increase in brokered debt financing volume, and a 65% increase in property sales volume, partially offset by a 49% decline in HUD debt financing volume.
●	The decrease in Walker & Dunlop net income was primarily a result of a 10% decrease in income from operations, partially offset by the decrease in income tax expense.
●	The increase in adjusted EBITDA was largely driven by increases in (i) property sales revenues, (ii) servicing fees, (iii) escrow earnings, and (iv) revenues from Alliant and Zelman, with minimal comparable revenue in the prior year period. These increases were partially offset by a decrease in origination fees and increases in personnel expenses and other operating expenses from those aforementioned acquisitions.
●	Operating margin declined principally due to the significant decrease in MSR income and increased expenses from companies we acquired over the past year.
●	Return on equity declined due to a 22% increase in stockholders’ equity over the past year, combined with the 7% decrease in net income.

Third quarter 2022 Earnings Release

YEAR-TO-DATE 2022 - FINANCIAL RESULTS BY SEGMENT

YEAR-TO-DATE FINANCIAL RESULTS - CAPITAL MARKETS
(dollars in thousands)	YTD Q3 2022	YTD Q3 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$273,660	$302,011	$(28,351)	(9)%
Fair value of expected net cash flows from servicing, net ("MSR income")	159,970	209,266	(49,296)	(24)
Property sales broker fees	100,092	65,173	34,919	54
Net warehouse interest income, LHFS	9,415	9,066	349	4
Other revenues	12,503	8,721	3,782	43
Total revenues	$555,640	$594,237	$(38,597)	(6)%
Personnel	$363,619	$332,519	$31,100	9%
Amortization and depreciation	1,762	556	1,206	217
Other operating expenses	16,757	11,628	5,129	44
Total expenses	$382,138	$344,703	$37,435	11%
Income from operations	$173,502	$249,534	$(76,032)	(30)%
Income tax expense	42,074	58,014	(15,940)	(27)
Walker & Dunlop net income	$131,428	$191,520	$(60,092)	(31)%

Capital Markets - Discussion of Year-to-Date Results:

●	The decrease in loan origination and debt brokerage fees, net (“origination fees”) was primarily the result of a shift in the mix of our debt financing volume, which included a significant decrease in HUD debt financing volume and an increase in debt brokerage volume. This shift caused a decrease in our origination fee margin, which was partially offset by the overall increase in debt financing volume.
●	The decrease in MSR income was primarily related to (i) a nearly 50% decrease in HUD transaction volume and (ii) a decrease in the weighted-average servicing fee on Fannie Mae volume, due to spread compression caused by the rapid increases in interest rates, partially offset by the 33% increase in Fannie Mae volume.
●	The increase in property sales broker fees was driven by the 65% increase in property sales volume year over year, partially offset by a lower margin on property sales.
●	The increase in other revenues was primarily due to an increase in appraisal revenues due to consolidating Apprise after our acquisition of GeoPhy in Q1 2022. The operating results for 2022 include appraisal revenue, while the operating results for 2021 do not as we accounted for our investment in Apprise under the equity method in 2021.
●	Personnel expense increased primarily as a result of (i) an increase in salaries and benefits costs due to acquisitions and consolidating Apprise after our acquisition of GeoPhy, and (ii) an increase in commissions expense due to the increase in property sales broker fees, partially offset by a decrease in origination fees. The operating results for 2022 include compensation costs for Apprise, while the operating results for 2021 do not as we accounted for our investment in Apprise under the equity method in 2021.
●	The increase in other operating expenses was largely attributable to increases in travel and entertainment, which were still impacted by the pandemic in 2021.

Third quarter 2022 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - SERVICING & ASSET MANAGEMENT
(dollars in thousands)	YTD Q3 2022	YTD Q3 2021	$ Variance	% Variance
Loan origination and debt brokerage fees, net	$2,113	$4,582	$(2,469)	(54)%
Servicing fees	222,916	205,658	17,258	8
Investment management fees	47,345	9,115	38,230	419
Net warehouse interest income, LHFI	4,606	5,702	(1,096)	(19)
Escrow earnings and other interest income	26,166	5,712	20,454	358
Other revenues	74,959	28,381	46,578	164
Total revenues	$378,105	$259,150	$118,955	46%
Personnel	$62,195	$27,004	$35,191	130%
Amortization and depreciation	170,930	145,161	25,769	18
Provision (benefit) for credit losses	(13,120)	(14,380)	1,260	(9)
Other operating expenses	18,721	8,056	10,665	132
Total expenses	$238,726	$165,841	$72,885	44%
Income from operations	$139,379	$93,309	$46,070	49%
Income tax expense	33,799	21,693	12,106	56
Net income before noncontrolling interests	$105,580	$71,616	$33,964	47%
Less: net income (loss) from noncontrolling interests	(1,032)	69	(1,101)	N/A
Walker & Dunlop net income	$106,612	$71,547	$35,065	49%

Servicing & Asset Management - Discussion of Year-to-Date Results:

●	The $6.9 billion net increase in the servicing portfolio over the past 12 months was the principal driver of the growth in servicing fees year over year, combined with a slight increase in the servicing portfolio’s weighted-average servicing fee.
●	Investment management fees and other revenues increased principally due to the additions of income from Alliant and Zelman, coupled with an increase in prepayment fees.
●	Escrow earnings and other interest income increased as a result of higher escrow earnings due to higher short-term interest rates.
●	Personnel expense increased year over year principally as a result of higher salaries, benefits, and bonus costs due to the acquisitions of Alliant and Zelman.
●	Amortization and depreciation increased as a result of the growth in the average balance of MSRs outstanding year over year and an increase in prepayment activity. Additionally, we had a substantial increase in amortization of intangible assets as a result of our acquisitions over the past year.
●	The increase in other operating expenses was largely attributable to increases in other professional fees and other expenses due to the acquisitions of Alliant and Zelman.

Third quarter 2022 Earnings Release

YEAR-TO-DATE FINANCIAL RESULTS - CORPORATE
(dollars in thousands)	YTD Q3 2022	YTD Q3 2021	$ Variance	% Variance
Escrow earnings and other interest income	$517	$260	$257	99%
Other revenues	41,641	(1,658)	43,299	(2,612)
Total revenues	$42,158	$(1,398)	$43,556	(3,116)%
Personnel	$43,794	$48,294	$(4,500)	(9)%
Amortization and depreciation	4,409	3,162	1,247	39
Interest expense on corporate debt	22,123	5,291	16,832	318
Other operating expenses	66,922	42,487	24,435	58
Total expenses	$137,248	$99,234	$38,014	38%
Income from operations	$(95,090)	$(100,632)	$5,542	(6)%
Income tax expense	(29,378)	(23,396)	(5,982)	26
Walker & Dunlop net income	$(65,712)	$(77,236)	$11,524	(15)%

Corporate - Discussion of Year-to-Date Results:

●	As part of the GeoPhy acquisition, we acquired the other 50% ownership interest in Apprise. The revaluation of our existing 50% ownership interest in Apprise resulted in a $39.6 million increase in other revenues and was a unique transaction.
●	Personnel expense decreased primarily due to a decrease in performance-based variable compensation as costs for both subjective bonus and performance stock plans decreased compared to the prior year period, partially offset by increased salaries and benefits costs due to an increase in the average headcount year over year.
●	Interest expense on corporate debt increased primarily due to (i) the refinancing of our corporate debt in the fourth quarter of 2021, which increased the principal balance of our debt from $292 million to $600 million, (ii) an increase in SOFR to which our corporate debt is indexed, and (iii) the assumption of Alliant’s note payable following the acquisition in the fourth quarter of 2021.
●	Other operating expenses increased primarily due to (i) increased office expenses to support our overall growth and lease for our new headquarters, (ii) increased other professional fees, (iii) and an increase in travel and entertainment expenses, which were still impacted by the effects of the pandemic during 2021.

Third quarter 2022 Earnings Release

CAPITAL SOURCES AND USES

On November 8, 2022, the Company’s Board of Directors declared a dividend of $0.60 per share for the fourth quarter of 2022. The dividend will be paid on December 9, 2022 to all holders of record of the Company’s restricted and unrestricted common stock as of November 25, 2022.

On February 2, 2022, our Board of Directors authorized the repurchase of up to $75.0 million of the Company’s outstanding common stock over the coming one-year period (“2022 Share Repurchase Program”). During the nine months ended September 30, 2022, the Company repurchased 0.1 million shares of its common stock under the share repurchase program at a weighted average price of $101.77 per share and immediately retired the shares, reducing stockholders’ equity by $11.1 million. As of September 30, 2022, the Company still had $63.9 million of authorized share repurchase capacity remaining under the 2022 Share Repurchase Program.

Any future purchases made pursuant to the 2022 Share Repurchase Program will be made in the open market or in privately negotiated transactions from time to time as permitted by federal securities laws and other legal requirements. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The repurchase program may be suspended or discontinued at any time.

(1)	Adjusted EBITDA is a non-GAAP financial measure the Company presents to help investors better understand our operating performance. For a reconciliation of adjusted EBITDA to net income, refer to the sections of this press release below titled “Non-GAAP Financial Measures,” “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP by Segment.”
(2)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(3)	Includes debt financing volumes from our interim loan program, our interim loan joint venture, and WDIP separate accounts.
(4)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(5)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio.

For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.

(8)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Third quarter 2022 Earnings Release

CONFERENCE CALL INFORMATION

The Company will host a conference call to discuss its quarterly results on Wednesday, November 9, 2022 at 8:30 a.m. Eastern time. Listeners can access the webcast via the link: https://walkerdunlop.zoom.us/webinar/register/WN_uyMNWYwyTTamgbUdQwZCPA or by dialing +1 408 901 0584, Webinar ID 851 8324 3316, Password 121022. Presentation materials related to the conference call will be posted to the Investor Relations section of the Company’s website prior to the call. An audio replay will also be available on the Investor Relations section of the Company’s website, along with the presentation materials.

ABOUT WALKER & DUNLOP

Walker & Dunlop (NYSE: WD) is one of the largest providers of capital to the commercial real estate industry in the United States, enabling real estate owners and operators to bring their visions of communities — where people live, work, shop and play — to life. Our people, brand, and technology make W&D one of the most insightful and customer-focused firms in our industry.  With more than 1,400 employees across every major U.S. market, Walker & Dunlop has consistently been named one of Fortune's Great Places to Work® and is committed to making the commercial real estate industry more inclusive and diverse while creating meaningful social, environmental, and economic change in our communities.

NON-GAAP FINANCIAL MEASURES

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses adjusted EBITDA, a non-GAAP financial measure. The presentation of adjusted EBITDA is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use adjusted EBITDA in addition to, and not as an alternative for, net income. Adjusted EBITDA represents net income before income taxes, interest expense on our term loan facility and Alliant’s note payable, and amortization and depreciation, adjusted for provision (benefit) for credit losses net of write-offs, stock-based incentive compensation charges, the fair value of expected net cash flows from servicing, net, and non-cash charges associated with the extinguishment of long-term debt, and the gain associated with the revaluation of our previously held equity-method investment in connection with our acquisition of GeoPhy. Because not all companies use identical calculations, our presentation of adjusted EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, adjusted EBITDA is not intended to be a measure of free cash flow for our management's discretionary use, as it does not reflect certain cash requirements such as tax and debt service payments. The amounts shown for adjusted EBITDA may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants.

We use adjusted EBITDA to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that this non-GAAP measure, when read in conjunction with the Company's GAAP financials, provides useful information to investors by offering:

●	the ability to make more meaningful period-to-period comparisons of the Company's on-going operating results;
●	the ability to better identify trends in the Company's underlying business and perform related trend analyses; and
●	a better understanding of how management plans and measures the Company's underlying business.

We believe that adjusted EBITDA has limitations in that it does not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP and that adjusted EBITDA should only be used to evaluate the Company's results of operations in conjunction with net income on both a consolidated and segment basis. For more information on adjusted EBITDA, refer to the section of this press release below titled “Adjusted Financial Measure Reconciliation to GAAP” and “Adjusted Financial Measure Reconciliation to GAAP By Segment.”

FORWARD-LOOKING STATEMENTS

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,”

Third quarter 2022 Earnings Release

“estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement.

While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to: (1) general economic conditions and multifamily and commercial real estate market conditions, (2) regulatory and/or legislative changes to Freddie Mac, Fannie Mae or HUD, (3) our ability to retain and attract loan originators and other professionals, (4) risks related to our recently completed acquisitions, including our ability to integrate and achieve the expected benefits of such acquisitions, and (5) changes in federal government fiscal and monetary policies, including any constraints or cuts in federal funds allocated to HUD for loan originations.

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled “Risk Factors” in our most recent Annual Report on Form 10-K and any updates or supplements in subsequent Quarterly Reports on Form 10-Q and our other filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.walkerdunlop.com.

CONTACT US

Headquarters: 7272 Wisconsin Avenue, Suite 1300 Bethesda, Maryland 20814 Phone 301.215.5500 info@walkeranddunlop.com	Investors: Kelsey Duffey Senior Vice President, Investor Relations Phone 301.202.3207 investorrelations@walkeranddunlop.com	Media: Carol McNerney Chief Marketing Officer Phone 301.215.5515 info@walkeranddunlop.com

Third quarter 2022 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
	2022	2022	2022	2021	2021
(in thousands)
Assets
Cash and cash equivalents	$152,188	$151,252	$141,375	$305,635	$318,188
Restricted cash	40,246	34,361	41,584	42,812	34,875
Pledged securities, at fair value	151,413	149,560	148,647	148,996	148,774
Loans held for sale, at fair value	2,180,117	931,516	703,629	1,811,586	2,711,900
Loans held for investment, net	247,106	247,243	216,620	269,125	233,685
Mortgage servicing rights	967,770	978,745	976,554	953,845	929,825
Goodwill	948,164	937,881	908,744	698,635	333,249
Other intangible assets	202,834	207,024	211,405	183,904	8,454
Derivative assets	255,295	59,810	112,023	37,364	85,486
Receivables, net	216,963	236,786	249,305	212,019	106,228
Committed investments in tax credit equity	214,430	187,393	223,771	177,322	—
Other assets, net	426,487	413,201	405,974	364,746	206,198
Total assets	$6,003,013	$4,534,772	$4,339,631	$5,205,989	$5,116,862

Liabilities
Warehouse notes payable	$2,545,406	$1,125,677	$924,280	$1,941,572	$2,848,579
Notes payable	711,107	719,210	726,555	740,174	289,763
Allowance for risk-sharing obligations	49,658	48,475	53,244	62,636	61,607
Derivative liabilities	24,054	17,176	12,400	6,403	13,263
Commitments to fund investments in tax credit equity	198,073	173,740	206,605	162,747	—
Other liabilities	780,012	784,719	779,376	714,250	519,714
Total liabilities	$4,308,310	$2,868,997	$2,702,460	$3,627,782	$3,732,926

Stockholders' Equity
Common stock	$323	$323	$324	$320	$312
Additional paid-in capital	407,417	403,668	387,009	393,022	271,562
Accumulated other comprehensive income (loss)	(1,460)	(222)	1,588	2,558	2,737
Retained earnings	1,256,663	1,229,712	1,205,384	1,154,252	1,090,506
Total stockholders’ equity	$1,662,943	$1,633,481	$1,594,305	$1,550,152	$1,365,117
Noncontrolling interests	31,760	32,294	42,866	28,055	18,819
Total equity	$1,694,703	$1,665,775	$1,637,171	$1,578,207	$1,383,936
Commitments and contingencies	—	—	—	—	—
Total liabilities and stockholders' equity	$6,003,013	$4,534,772	$4,339,631	$5,205,989	$5,116,862

Third quarter 2022 Earnings Release

Walker & Dunlop, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share amounts)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
Revenues
Loan origination and debt brokerage fees, net	$90,858	$102,605	$82,310	$139,421	$123,242	$275,773	$306,593
Fair value of expected net cash flows from servicing, net ("MSR income")	55,291	51,949	52,730	77,879	89,482	159,970	209,266
Servicing fees	75,975	74,260	72,681	72,808	70,628	222,916	205,658
Property sales broker fees	30,308	46,386	23,398	54,808	33,677	100,092	65,173
Investment management fees	16,301	16,186	14,858	13,699	2,564	47,345	9,115
Net warehouse interest income	3,980	5,268	4,773	7,340	5,583	14,021	14,768
Escrow earnings and other interest income	18,129	6,751	1,803	2,178	2,032	26,683	5,972
Other revenues	24,769	37,443	66,891	39,056	19,082	129,103	35,444
Total revenues	$315,611	$340,848	$319,444	$407,189	$346,290	$975,903	$851,989

Expenses
Personnel	$157,059	$168,368	$144,181	$195,670	$170,181	$469,608	$407,817
Amortization and depreciation	59,846	61,103	56,152	61,405	53,498	177,101	148,879
Provision (benefit) for credit losses	1,218	(4,840)	(9,498)	1,093	1,266	(13,120)	(14,380)
Interest expense on corporate debt	9,306	6,412	6,405	2,690	1,766	22,123	5,291
Other operating expenses	33,991	36,195	32,214	36,484	24,836	102,400	62,171
Total expenses	$261,420	$267,238	$229,454	$297,342	$251,547	$758,112	$609,778
Income from operations	$54,191	$73,610	$89,990	$109,847	$94,743	$217,791	$242,211
Income tax expense	7,532	19,503	19,460	30,117	22,953	46,495	56,311
Net income before noncontrolling interests	$46,659	$54,107	$70,530	$79,730	$71,790	$171,296	$185,900
Less: net income (loss) from noncontrolling interests	(174)	(179)	(679)	(201)	69	(1,032)	69
Walker & Dunlop net income	$46,833	$54,286	$71,209	$79,931	$71,721	$172,328	$185,831
Net change in unrealized gains (losses) on pledged available-for-sale securities, net of taxes	(1,238)	(1,810)	(970)	(179)	159	(4,018)	769
Walker & Dunlop comprehensive income	$45,595	$52,476	$70,239	$79,752	$71,880	$168,310	$186,600

Basic earnings per share	$1.41	$1.63	$2.14	$2.46	$2.23	$5.18	$5.80
Diluted earnings per share	1.40	1.61	2.12	2.42	2.21	5.13	5.73
Cash dividends paid per common share	0.60	0.60	0.60	0.50	0.50	1.80	1.50

Basic weighted-average shares outstanding	32,290	32,388	32,219	31,343	31,064	32,300	30,969
Diluted weighted-average shares outstanding	32,620	32,694	32,617	31,956	31,459	32,645	31,367

Third quarter 2022 Earnings Release

SUPPLEMENTAL OPERATING DATA

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands, except per share data)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
Transaction Volume:
Components of Debt Financing Volume
Fannie Mae	$3,038,788	$3,918,400	$1,998,374	$2,585,100	$3,271,765	$8,955,562	$6,716,765
Freddie Mac	1,885,492	1,141,034	987,849	1,546,883	2,591,906	4,014,375	4,607,945
Ginnie Mae - HUD	338,054	201,483	391,693	523,899	522,093	931,230	1,816,800
Brokered (1)	6,601,244	9,258,490	5,643,081	12,684,294	6,402,862	21,502,815	16,985,932
Principal Lending and Investing (2)	62,015	131,551	114,020	474,873	472,142	307,586	968,629
Total Debt Financing Volume	$11,925,593	$14,650,958	$9,135,017	$17,815,049	$13,260,768	$35,711,568	$31,096,071
Property Sales Volume	4,993,615	7,892,062	3,531,690	9,287,312	5,230,093	16,417,367	9,967,385
Total Transaction Volume	$16,919,208	$22,543,020	$12,666,707	$27,102,361	$18,490,861	$52,128,935	$41,063,456

Key Performance Metrics:
Operating margin	17%	22%	28%	27%	27%	22%	28%
Return on equity	11	14	19	23	22	14	20
Walker & Dunlop net income	$46,833	$54,286	$71,209	$79,931	$71,721	$172,328	$185,831
Adjusted EBITDA (3)	74,990	94,844	62,636	109,667	72,430	232,470	199,611
Diluted EPS	1.40	1.61	2.12	2.42	2.21	5.13	5.73

Key Expense Metrics (as a percentage of total revenues):
Personnel expenses	50%	49%	45%	48%	49%	48%	48%
Other operating expenses	11	11	10	9	7	10	7
Key Revenue Metrics (as a percentage of debt financing volume):
Origination fee margin (4)	0.76%	0.71%	0.90%	0.80%	0.95%	0.77%	1.00%
MSR margin (5)	0.47	0.36	0.58	0.45	0.70	0.45	0.69
Agency MSR margin (6)	1.05	0.99	1.56	1.67	1.40	1.15	1.59

Other Data:
Market capitalization at period end	$2,708,162	$3,113,884	$4,192,900	$4,835,508	$3,540,501
Closing share price at period end	$83.73	$96.34	$129.42	$150.88	$113.50
Average headcount	1,452	1,406	1,353	1,128	1,084

Components of Servicing Portfolio (end of period):
Fannie Mae	$58,426,446	$57,122,414	$54,000,550	$53,401,457	$52,317,953
Freddie Mac	37,241,471	36,886,666	36,965,185	37,138,836	38,039,014
Ginnie Mae - HUD	9,634,111	9,570,012	9,954,262	9,889,289	9,894,893
Brokered (7)	15,224,581	15,190,315	15,115,619	15,035,439	13,429,801
Principal Lending and Investing (8)	251,815	252,100	221,649	235,543	238,713
Total Servicing Portfolio	$120,778,424	$119,021,507	$116,257,265	$115,700,564	$113,920,374
Assets under management (9)	17,017,355	16,692,556	16,687,112	16,437,865	2,309,332
Total Managed Portfolio	$137,795,779	$135,714,063	$132,944,377	$132,138,429	$116,229,706

Key Servicing Portfolio Metrics:
Custodial escrow account balance (in billions)	$3.1	$2.3	$2.5	$3.7	$3.0
Weighted-average servicing fee rate (basis points)	24.7	24.9	25.0	24.9	24.6
Weighted-average remaining servicing portfolio term (years)	8.9	8.9	9.1	9.2	9.2

(1)	Brokered transactions for life insurance companies, commercial banks, and other capital sources.
(2)	Includes debt financing volumes from our interim lending platform, our interim lending joint venture, and WDIP separate accounts.
(3)	This is a non-GAAP financial measure. For more information on adjusted EBITDA, refer to the section above titled “Non-GAAP Financial Measures.”
(4)	Loan origination and debt brokerage fees, net as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(5)	MSR income as a percentage of debt financing volume. Excludes the income and debt financing volume from Principal Lending and Investing.
(6)	MSR income as a percentage of Agency debt financing volume.
(7)	Brokered loans serviced primarily for life insurance companies.
(8)	Consists of interim loans not managed for our interim loan joint venture.
(9)	Alliant & WDIP assets under management and interim loans serviced for our interim loan joint venture. Alliant assets under management were acquired in December 2021.

Third quarter 2022 Earnings Release

KEY CREDIT METRICS

Unaudited

	September 30,	June 30,	March 31,	December 31,	September 30,
(dollars in thousands)	2022	2022	2022	2021	2021
Risk-sharing servicing portfolio:
Fannie Mae Full Risk	$49,241,243	$47,461,520	$46,194,756	$45,581,476	$44,069,885
Fannie Mae Modified Risk	9,177,094	9,651,421	7,794,710	7,807,853	8,235,475
Freddie Mac Modified Risk	23,615	23,715	23,715	33,195	36,883
Total risk-sharing servicing portfolio	$58,441,952	$57,136,656	$54,013,181	$53,422,524	$52,342,243

Non-risk-sharing servicing portfolio:
Fannie Mae No Risk	$8,109	$9,473	$11,084	$12,127	$12,593
Freddie Mac No Risk	37,217,856	36,862,951	36,941,470	37,105,641	38,002,131
GNMA - HUD No Risk	9,634,111	9,570,012	9,954,262	9,889,289	9,894,893
Brokered	15,224,581	15,190,315	15,115,619	15,035,438	13,429,801
Total non-risk-sharing servicing portfolio	$62,084,657	$61,632,751	$62,022,435	$62,042,495	$61,339,418
Total loans serviced for others	$120,526,609	$118,769,407	$116,035,616	$115,465,019	$113,681,661
Interim loans (full risk) servicing portfolio	251,815	252,100	221,649	235,543	238,713
Total servicing portfolio unpaid principal balance	$120,778,424	$119,021,507	$116,257,265	$115,700,562	$113,920,374

Interim Loan Joint Venture Managed Loans (1)	$900,037	$899,287	$930,296	$848,196	$918,518

At-risk servicing portfolio (2)	$53,430,615	$51,905,985	$50,176,521	$49,573,263	$48,209,532
Maximum exposure to at-risk portfolio (3)	10,826,654	10,525,093	10,178,454	10,056,584	9,784,054
Defaulted loans	78,203	78,659	78,659	78,659	48,481

Defaulted loans as a percentage of the at-risk portfolio	0.15%	0.15%	0.16%	0.16%	0.10%
Allowance for risk-sharing as a percentage of the at-risk portfolio	0.09	0.09	0.11	0.13	0.13
Allowance for risk-sharing as a percentage of maximum exposure	0.46	0.46	0.52	0.62	0.63

(1)	This balance consists entirely of interim loan joint venture managed loans. We indirectly share in a portion of the risk of loss associated with interim loan joint venture managed loans through our 15% equity ownership in the joint venture. We had no exposure to risk of loss for the loans serviced directly for our interim loan joint venture partner. The balance of this line is included as a component of assets under management in the Supplemental Operating Data table.
(2)	At-risk servicing portfolio is defined as the balance of Fannie Mae DUS loans subject to the risk-sharing formula described below, as well as a small number of Freddie Mac loans on which we share in the risk of loss. Use of the at-risk portfolio provides for comparability of the full risk-sharing and modified risk-sharing loans because the provision and allowance for risk-sharing obligations are based on the at-risk balances of the associated loans. Accordingly, we have presented the key statistics as a percentage of the at-risk portfolio. For example, a $15 million loan with 50% risk-sharing has the same potential risk exposure as a $7.5 million loan with full DUS risk sharing. Accordingly, if the $15 million loan with 50% risk-sharing were to default, we would view the overall loss as a percentage of the at-risk balance, or $7.5 million, to ensure comparability between all risk-sharing obligations. To date, substantially all of the risk-sharing obligations that we have settled have been from full risk-sharing loans.
(3)	Represents the maximum loss we would incur under our risk-sharing obligations if all of the loans we service, for which we retain some risk of loss, were to default and all of the collateral underlying these loans was determined to be without value at the time of settlement. The maximum exposure is not representative of the actual loss we would incur.

Third quarter 2022 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP

Unaudited

	Quarterly Trends					Nine months ended
						September 30,
(in thousands)	Q3 2022	Q2 2022	Q1 2022	Q4 2021	Q3 2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$46,833	$54,286	$71,209	$79,931	$71,721	$172,328	$185,831
Income tax expense	7,532	19,503	19,460	30,117	22,953	46,495	56,311
Interest expense on corporate debt	9,306	6,412	6,405	2,690	1,766	22,123	5,291
Amortization and depreciation	59,846	61,103	56,152	61,405	53,498	177,101	148,879
Provision (benefit) for credit losses	1,218	(4,840)	(9,498)	1,093	1,266	(13,120)	(14,380)
Net write-offs	—	—	—	—	—	—	—
Stock-based compensation expense	5,546	10,329	11,279	9,637	10,708	27,154	26,945
Gain from revaluation of previously held equity-method investment	—	—	(39,641)	—	—	(39,641)	—
Unamortized issuance costs from corporate debt retirement	—	—	—	2,673	—	—	—
Fair value of expected net cash flows from servicing, net	(55,291)	(51,949)	(52,730)	(77,879)	(89,482)	(159,970)	(209,266)
Adjusted EBITDA	$74,990	$94,844	$62,636	$109,667	$72,430	$232,470	$199,611

Third quarter 2022 Earnings Release

ADJUSTED FINANCIAL MEASURE RECONCILIATION TO GAAP BY SEGMENT

Unaudited

	Capital Markets
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$37,628	$80,846	$131,428	$191,520
Income tax expense	12,751	25,660	42,074	58,014
Amortization and depreciation	952	17	1,762	556
Stock-based compensation expense	4,079	4,247	12,961	11,809
Fair value of expected net cash flows from servicing, net	(55,291)	(89,482)	(159,970)	(209,266)
Adjusted EBITDA	$119	$21,288	$28,255	$52,633

	Servicing & Asset Management
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$36,376	$21,422	$106,612	$71,547
Income tax expense	12,110	7,040	33,799	21,693
Amortization and depreciation	57,239	52,388	170,930	145,161
Provision (benefit) for credit losses	1,218	1,266	(13,120)	(14,380)
Stock-based compensation expense	574	694	2,131	1,912
Adjusted EBITDA	$107,517	$82,810	$300,352	$225,933

	Corporate
	Three months ended September 30,		Nine months ended September 30,
(in thousands)	2022	2021	2022	2021
Reconciliation of Walker & Dunlop Net Income to Adjusted EBITDA
Walker & Dunlop Net Income	$(27,171)	$(30,547)	$(65,712)	$(77,236)
Income tax expense	(17,329)	(9,747)	(29,378)	(23,396)
Interest expense on corporate debt	9,306	1,766	22,123	5,291
Amortization and depreciation	1,655	1,093	4,409	3,162
Stock-based compensation expense	893	5,767	12,062	13,224
Gain from revaluation of previously held equity-method investment	—	—	(39,641)	—
Adjusted EBITDA	$(32,646)	$(31,668)	$(96,137)	$(78,955)